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                                                                    EXHIBIT 21.1



      LIBERTE INVESTORS' (THE "TRUST'S") SUBSIDIARIES AND EQUITY INTERESTS


1. Liberte Investors Inc. -- The Trust currently owns 100% of Liberte Investors Inc.'s common stock.

2.       Liberte Corp. -- The Trust owns 100% of this company's common stock.

3. L&N Consultants, Inc. -- The Trust owns 100% of this company's preferred stock.

4. LNC Holdings, Inc. -- L&N Consultants, Inc. owns 100% of this company's common stock.